Exhibit 99.1

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

IN RE QUANTUM-SI INCORPORATED	) ) )	C.A. No. 2023-_____

VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner Quantum-Si Incorporated (“Quantum-Si” or the “Company”) brings this petition (the “Petition”) for relief under Section 205 of the Delaware General Corporation Law (the “DGCL”):

NATURE OF THE ACTION

1.          The Company seeks to validate a Second Amended and Restated Certificate of Incorporation that it filed on June 10, 2021 (the “Charter”) and to validate stock and other securities that the Company issued in reliance on the Charter.  See Exhibit A (Charter).  Like many companies in recent weeks, the Company files this Petition to address potential issues of validity identified in this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. 27, 2022) (“Boxed”).

2.         The Company was initially a special purpose acquisition company (the “SPAC”).  In connection with a de-SPAC Merger, the Company adopted the Charter, which, among other things, amended the predecessor certificate of incorporation (the “Old Charter”), including an increase in the total number of shares of Class A Common Stock authorized for issuance.  The Company, believing it had only one class of common stock, sought approval from the combined vote of a majority of the voting power of the Class A Common Stock and the Class B Common stock voting together as a single class.  The Company did not obtain a separate vote of its Class A Common Stock to adopt the Charter.

3.         Following Boxed, it is possible that the Charter had to be approved by separate class votes of each of the Class A Common Stock and Class B Common stock in addition to the vote already sought and obtained by the Company.  Thus, there is a question as to the validity of the Charter and the number of outstanding shares of Class A Common Stock that are properly authorized for issuance.

4.          The Company submits that relief under Section 205 is warranted.  The Charter was adopted over a year-and-a-half ago.  Various constituencies, including stockholders who received stock in the de-SPAC merger, Company employees who have since received equity compensation, and others holding warrants, options and restricted stock units, have relied on the validity of the Charter.  The Company also issued shares of Class A Common Stock in connection with a subsequent acquisition, and the Company’s equity plan automatically refreshes every year, adding over 5 million shares for issuance in each of 2022 and 2023.  And, although the Company has not yet exceeded the number of authorized shares in the Old Charter, there is now a cloud over whether the Company has the amount of authorized shares established in the new Charter, and this cloud may cause market disruption, impact the Company’s ability to raise capital and compensate employees, jeopardize commercial relationships of the Company, and create uncertainty as to the statements and representations the Company is required to make in filings with the Securities and Exchange Commission (“SEC”), including the Company’s forthcoming annual report on Form 10-K, which the Company must file by March 31, 2023 but intends to file earlier.  All of these factors could lead to consequent loss of value for the Company’s stockholders and loss of eligibility for the Class A Common Stock to remain listed on the Nasdaq Global Market.  For similar reasons, the Company submits that relief under Section 204 of the DGCL is not practicable, because it could not be accomplished quickly enough to prevent potential irreparable harm to the Company and its stockholders.

5.         Accordingly, the Company respectfully submits that relief under Section 205 is the most practicable, timely, and efficient recourse available to place the Company and its investors in the position in which they believed themselves to be absent the technical issues identified in the Boxed decision.

BACKGROUND

6.         The Company was incorporated on June 10, 2020 as a SPAC known as HighCape Capital Acquisition Corp.  The Company amended and restated its initial charter through a filing in Delaware on September 3, 2020.1  This “Old Charter” was in effect at the time the Company sought stockholder approval of the new Charter at issue in this Petition.  See Exhibit B (“Old Charter”).

[1]	The amendments effective on September 3, 2020 are not material to this petition.

7.         The Company entered into a de-SPAC business combination (the “Business Combination”) with Quantum-Si Incorporated (“Legacy Quantum-Si”), a life sciences company that develops protein sequencing platforms.  After the de-SPAC, the Company renamed itself to take the name of the private company it had acquired: Quantum-Si Incorporated.

8.          The Old Charter was amended in connection with the Business Combination to enact provisions suitable for a going-concern public corporation.  Accordingly, at the same special meeting of Company stockholders called to approve the Business Combination (the “Business Combination Proposal”), the Company’s stockholders were asked to approve other proposals (together with the Business Combination Proposal, the “Proposals”), pertinently:

a.
A proposal to approve various amendments to the Old Charter (the “Charter Amendment Proposal”).  Among other things, the Charter Amendment Proposal would: (i) increase to 600,000,000 (from 380,000,000) the authorized shares of Class A Common Stock; and (ii) increase to 27,000,000 (from 20,000,000) the authorized shares of Class B Common Stock.  The Charter Amendment Proposal would also implement a “Class Vote Opt-Out,” providing that future increases or decreases to the authorized shares of the Company would not require a separate vote of the applicable class.

b.
A proposal to adopt and approve, for the purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of: (i) 42,500,000 shares of Class A Common Stock to certain institutional investors and accredited investors pursuant to PIPE subscription agreements; and (ii) 696,250 shares of Class A Common Stock to certain affiliates of Foresite Capital Management, LLC pursuant subscription agreements (the “Nasdaq Proposal”).

c.	A proposal to approve the Company’s 2021 Equity Incentive Plan (the “Equity Incentive Plan Proposal”).

See Exhibit C (Proxy Statement, May 14, 2021 (Excerpt)) at 9, 14; Exhibit D (Form 8-K, June 15, 2021).

9.         On May 14, 2021, the Company issued a proxy statement, which stated that “[a]pproval of the Charter Amendment Proposal requires the affirmative vote of the holders of (i) at least a majority of the outstanding shares of [the Company’s] Class B common stock, voting separately as a single class, and (ii) a majority of the outstanding shares of [the Company’s] common stock entitled to vote thereon, voting together as a single class.”2  See Exhibit C at 27 (emphasis added).

[2]
Given the length of the full proxy statement, the Company has limited its submission to an excerpt containing the relevant page range.  The Company will make the full proxy statement available at the request of the Court.

10.      The Company stockholders voted on these matters at a special meeting held on June 9, 2021.  Each of the Proposals, including the Charter Amendment Proposal, was approved by a majority of the holders of Company Common Stock, voting together as a single class.3  See Exhibit E (Form 8-K, June 9, 2021).  Because the Proposals obtained enough votes to satisfy the voting standards described in the proxy materials, the Company caused the Charter to be filed with the Office of the Secretary of State of the State of Delaware on June 10, 2021.  See Exhibit D at 2.

11.        The Charter Amendment Proposal was not approved by the holders of a majority of the Class A Common Stock then outstanding.  As of the record date, there were 11,905,000 shares of Class A Common Stock and 2,875,000 shares of Class B Common Stock outstanding.  At the special meeting, a total of 8,637,083 shares of common stock voted in favor of the Charter Amendment Proposal.  Subtracting the Class B Common Stock that voted in favor, that means that the Charter Amendment Proposal received the vote of 5,762,083 shares of Class A Common Stock, which is less than a majority of the 11,905,000 shares outstanding at the time.

[3]
Specifically, (i) the Business Combination Proposal received 8,645,618 Common Stock votes for and 51,891 Common Stock votes against; (ii) the Charter Amendment Proposal received 8,637,083 Common Stock votes for and 54,521 Common Stock votes against; and (iii) the Nasdaq Proposal received 8,611,749 Common Stock votes for and 67,757 Common Stock votes against.  Additionally, each Proposal received a de minimis number of Common Stock abstentions.  Exhibit E (Form 8-K, June 9, 2021).

12.        The Old Charter resembled the charter at issue in Boxed with respect to whether the Old Charter established two different classes of stock for purposes of Section 242(b)(2) of the DGCL.  That is, the Charter could be read to have designated the Class A Common Stock and Class B Common Stock as two separate classes.  If that is the case, then the Charter Amendment Proposal required approval by the holders of Class A Common Stock, voting as a separate class.  In addition, to the extent the other Proposals might be deemed to have adversely affected the rights, powers, or preferences of the Class A Common Stock, a separate class vote of the Class A Common Stock would have been required to adopt those proposals as well.  Accordingly, the Company is seeking the validation of the Charter to remedy any defect that might have resulted from the failure to authorize the Charter by the separate class vote of the Class A Common Stock if that vote was required by Section 242(b)(2) of the DGCL.

CONSIDERATIONS WARRANTING EXPEDITED RELIEF UNDER SECTION 205

13.       Prompt recourse under Section 204 is infeasible.  The Company has considered its options to resolve the uncertainty resulting from the Charter.  To ratify the Charter pursuant to Section 204 of the DGCL, the Company would need to obtain approval from the holders of Common Stock currently outstanding.  The Company, however, respectfully submits that relief under Section 204 is not practicable under the circumstances the Company is currently facing.

14.       To obtain a stockholder vote pursuant to Section 204, the Company would need to issue a proxy statement soliciting proxies in favor of the Section 204 ratification, which could take months.  The Company would then be required to file a certificate of ratification with the Delaware Secretary of State to effectively ratify the Charter.  8 Del. C. § 204(e).  The Company understands that processing times for certificates of validation can also take months.  Throughout this process, such uncertainty could create problems with respect to the statements and representations the Company is required to make in its public filings, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.  The earliest of these deadlines is only weeks away, as the Company must file its annual report on Form 10-K by March 31, 2023, but the Company has been planning to file earlier.  Moreover, uncertainty about the validity of the Company’s Charter would potentially impede the Company’s ability to raise capital, cause market disruption, interfere with the Company’s ability to retain and hire new employees via equity compensation, and jeopardize the Company’s commercial relationships.  The additional months of uncertainty regarding the Company’s capital structure would be devastating to the Company and its stockholders and can be avoided if the Court grants the current relief requested by Petitioner.

15.       The Company believed the Charter was validly amended.  The Company, assisted by reputable counsel, believed that a separate class vote was not required—a conclusion reached by many other SPACs.  The Company sought stockholder approval to adopt the Charter, and subsequently issued stock and securities in good faith reliance on the Charter.  Thus, the Charter and the issuance of the securities in reliance on the Charter were approved and effectuated with the good faith belief that the Charter was valid.

16.      The Company and third parties have treated the Charter as valid.  The Company and relevant third parties have consistently treated the Charter as valid.  The Company and Legacy Quantum-Si relied on the Charter and subsequent issuance of shares as a key part of the Business Combination.  The Company has issued shares as consideration for an acquisition, and its equity plan pool has an “evergreen” provision that automatically adds shares each year—all of which was implemented in reliance on the new Charter.

17.        No harm will arise from validation.  The Company is not aware of any harm that will result from the validation of the Charter.  Instead, validation will place the Company and its security holders in the position they have believed they were in following the Business Combination.

18.      Significant harm may arise from failure to validate.  The Company, its stockholders, and third parties will be harmed by the failure to validate the Charter and subsequent security issuances.  As explained above, the Company must address the validity of its Charter to ensure that it can meet its financial reporting obligations in a timely manner, raise capital, compensate employees, and more.

19.        Accordingly, the Company respectfully seeks this Court’s assistance to validate the Charter and the resulting stock and securities issuances in reliance on the Charter, to prevent potentially irreparable harm to the Company’s reputation and standing in the marketplace, its commercial relationships, and its employees and stockholders.

 COUNT ONE
(Validation Under 8 Del. C. § 205)

20.        The Company repeats and reiterates the allegations above as if set forth fully herein.

21.        The Company is authorized to bring this petition under 8 Del. C. § 205(a).

22.       Because of the potential defects described above, there is uncertainty as to the validity of the Charter, which is a potentially defective corporate act.

23.       This Court has the authority under Section 205 to: “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock,” “[v]alidate and declare effective any defective corporate act or putative stock,” and “[d]eclare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act.”  8 Del. C. § 205(a)(4), b(2), b(8).

24.        Relief under Section 204 is not as practicable or timely a remedy as validation under Section 205.

25.        The Company effected the Charter with a good faith belief that it was validly approved by the stockholders of the Company.

26.        The Company has treated the Charter as valid, and has, among other things, issued securities in reliance thereon.

27.       On information and belief, market participants and other third parties, including purchasers of shares of Class A Common Stock and other securityholders, have relied on the validity of the Charter, and no persons would be harmed by the validation thereof.

28.        The Company and its stockholders will be irreparably harmed absent relief from this Court.

29.        The Company has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.
Validating and declaring effective the Charter enacting the Charter Amendment Proposal, retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on June 10, 2021, and all amendments effected thereby;

B.	Validating and declaring effective any securities issued in reliance on the validity of the Charter, effective as of the original date of issuance of such securities; and

C.	Granting such other and further relief as this Court deems proper.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Ryan D. Stottmann
Ryan D. Stottmann (#5273) Evan D. Sweeney (#6930) Grant E. Michl (#7088) 1201 N. Market Street Wilmington, DE 19801 (302) 658-9200 Attorneys for Petitioner Quantum-Si Incorporated.

February 28, 2023